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                           OFFER TO PURCHASE FOR CASH

       ALL OUTSTANDING SHARES OF COMMON STOCK AND NON-VOTING COMMON STOCK

                                       OF

                         DOMINICK'S SUPERMARKETS, INC.

                                       AT

                               $49 NET PER SHARE

                                       BY

                          WINDY CITY ACQUISITION CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

                                  SAFEWAY INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, NOVEMBER 16, 1998 UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated October 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Windy City Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Safeway Inc., a Delaware corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, par value $.01 per share (the "Voting Shares") and Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Shares" and, together with the Voting Shares, the "Shares"), of Dominick's Supermarkets, Inc., a Delaware corporation (the "Company"), at a purchase price of $49 per Share, net to the seller in cash without interest thereon, less applicable federal withholding taxes upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

          1. The tender price is $49 per share, net to the seller in cash without interest thereon.

          2.  The Offer is made for all of the outstanding Shares.

          3. The Board of Directors of the Company has determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are advisable and fair to and in the best interests of the stockholders of the Company and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 13, 1998 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and Shares, if any, owned by the Parent, the Purchaser or any direct or indirect wholly-owned subsidiary of the Parent or the Company, which shall be cancelled and retired without payment of any consideration therefor, and other than Shares, if any, held by stockholders who shall have properly demanded appraisal of their Shares in
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     accordance with Section 262 of the Delaware General Corporation Law) shall be converted into the right to receive $49 in cash, without interest, less any withholding taxes required under applicable law.

          5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, November 16, 1998 unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer, a number of Shares which constitutes more than 50% of the issued and outstanding Shares (determined on a fully diluted basis without giving effect to the Shares issuable upon the exercise of the Yucaipa Warrant (as defined in the Offer to Purchase)) of all Shares and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any ancillary documents thereto and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a state statute. If the Purchaser becomes aware of any state where the making of the Offer is prohibited, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In those jurisdictions where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                   INSTRUCTIONS WITH RESPECT TO THE OFFER TO
                               PURCHASE FOR CASH
       ALL OUTSTANDING SHARES OF COMMON STOCK AND NON-VOTING COMMON STOCK

                                       OF

                         DOMINICK'S SUPERMARKETS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated October 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Windy City Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Safeway Inc., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Voting Shares") and Non-Voting Common Stock, par value $.01 per share (the "Non-Voting Shares" and, together with the Voting Shares, the "Shares"), of Dominick's Supermarkets, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered*

---------------------------------------------- Shares

Dated                                           , 1998
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                                   SIGN HERE

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                                  Signature(s)

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                              Please print name(s)

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                                    Address

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                         Area Code and Telephone Number

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                  Tax Identification or Social Security Number

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.